SECURITIES AND EXCHANGE COMMISSION

                  WASHINGTON, D. C.  20549

                          FORM 8-K

                       CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15(d) OF THE

               SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):
                      February 27, 1998


               First Financial Holdings, Inc.
     (Exact name of registrant as specified in charter)



Delaware                   0-17122               57-0866076
State or other           Commission         I.R.S. Employer
jurisdiction of          File Number           I. D. number
incorporation


     34 Broad Street, Charleston, South Carolina  29401
          (Address of principal executive offices)


                       (803) 529-5800
     Registrant's telephone number (including area code)

Item 5.  Other Events

   On February 27, 1998, First Financial Holdings, Inc. announced that its Board of Directors declared a two-for-one common stock split to be effected in the form of a 100 percent stock dividend. The stock dividend is payable March 27, 1998, to stockholders of record as of the close of business on March 13, 1998.

Item 7.  Financial Statements, Pro Forma Financial
Information and Exhibits

Exhibit (1).  Press release dated February 27, 1998.


                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            FIRST FINANCIAL HOLDINGS, INC.


                            /S/ A. Thomas Hood
                            A. Thomas Hood
                            President and Chief
                            Executive Officer



Date: February 27, 1998

                          Exhibit 1

            Press release dated February 27, 1998

                            Contact:  Susan E. Baham
                                      Senior Vice President
                                      (803) 529-5601



          FIRST FINANCIAL HOLDINGS, INC. ANNOUNCES
                   TWO-FOR-ONE STOCK SPLIT


Charleston, South Carolina (February 27, 1998) - First Financial Holdings, Inc. (NASDAQ: FFCH) today announced that on February 26, 1998, its Board of Directors declared a two-for-one common stock split to be effected in the form of a 100 percent stock dividend. The stock dividend is payable March 27, 1998, to stockholders of record as of the close of business on March 13, 1998.

   The additional shares will be issued automatically and no action is required by shareholders in order to receive the stock dividend.

   First Financial is the multiple thrift holding company for First Federal Savings and Loan Association of Charleston and Peoples Federal Savings and Loan Association of Conway. The Associations operate a total of 34 offices in South Carolina located in the Charleston Metropolitan area and Horry, Georgetown and Florence Counties, a loan origination office in coastal North Carolina and a private banking office in Hilton Head, South Carolina.